Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Manakoa Services Corp.
Edward Nichols, 303-327-5200, ext. 662
or
Waggener Edstrom
Steve Fielding, 425-638-7000
stevenf@wagged.com
Rapid Response Team, 503-443-7070
rrt@wagged.com

Manakoa Launches Manakoa Compliance Services to Help Solve IT Professionals' Challenges with Regulatory Compliance

Enterprise Risk Management Technology Also Receives Certification from VeriTest for Microsoft SQL Server 2000 and Windows Server 2003

BOULDER, Colo.--July 8, 2005-- Today during the annual Microsoft Worldwide Partner Conference, Manakoa Services Corp. (OTCBB:MKOS - News) announced the launch of Manakoa Compliance Services(TM), a repeatable, measurable, compliance tracking software, expanding its product line focused on helping customers institute enterprise risk management (ERM) processes. In addition to helping secure a business's computing environment, the technology helps companies achieve compliance with a variety of regulatory guidelines, such as Sarbanes-Oxley, the Gramm-Leach-Bliley Act (GLBA), HIPAA and FISMA. Manakoa is widely regarded as the best choice for companies -- particularly small- and medium-sized businesses seeking an affordable, yet scalable, technology -- that want to leverage existing investments in Microsoft information technology (IT) infrastructure to meet and maintain compliance with these regulatory guidelines. In conjunction with the launch, Manakoa announced that Manakoa Compliance Services has met the rigorous requirements of Microsoft Corp.'s "Certified for Windows" program through VeriTest, the testing division of Lionbridge Technologies Inc., and is now certified for Microsoft SQL Server 2000 and Windows Server 2003. Meeting this certification criteria helps ensure that Manakoa customers receive the highest level of software functionality and support.

"Enterprise risk management applied to security concerns affects every company. In addition to facing the stringent regulations around legislative compliance, most IT professionals are under tremendous pressure to meet expectations of the executive office," said Robert Williams, Ph.D., CEO of Manakoa. "Our technology helps customers discover and report on information about IT assets and conduct repeatable and measurable risk assessments, apply specific policies according to regulatory guidelines, generate reports to conduct spot checks, help diagnose gaps in compliance, and create audit trails. Successfully achieving the Windows certification further ensures that Manakoa customers will encounter the best possible application experience and the highest level of assurance of our application's behavior on the Windows Server platform." Manakoa's security and compliance solutions suite transform high-cost security and compliance consulting engagements into automated, consistent and cost-effective technology, reducing consulting hours and time to compliance through sustainable, repeatable technology. The advanced automation software is designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department.

"The depth and breadth of regulation that Interlink customers must comply with has exploded in the last few years and made it critical for us to find a partner that could provide a well-developed ERM and compliance solution to help with the coordination of our customers' people, policies and processes through advanced technologies," said Jason McGregor, COO of Interlink Group Inc., a technology services company and Manakoa partner. "In the healthcare industry, for example, our clients must comply with HIPAA, and many are voluntarily complying with Sarbanes-Oxley regulations. Manakoa Compliance Services accesses all of a system's control data in a central repository and then manages the collection and reporting in accordance with the applicable regulation. It's a tremendous value-add to bring this solution to our customers."

About Manakoa

Manakoa is a pioneer in the field of enterprise risk management focusing on regulatory compliance software and services. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. Manakoa's flagship products provide unique templates for analyzing compliance with United States regulations such as the Gramm-Leach-Bliley Act, Sarbanes-Oxley, FISMA and HIPPA. Stand-alone components of the suite include the Manakoa KnowledgeBase(TM), Manakoa Compliance Services(TM), Manakoa System Control Management Pack(TM) and Compliance Auditing Management Packs (CAMP)(TM). The Company is the only corporation to have multiple individuals named as Microsoft 2005 Most Valuable Professional in the field of security. For more information on Manakoa, please visit its Web site at http://www.manakoa.com.

Forward-Looking Statements

Under the Private Securities Litigation Reform Act, with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.